Exhibit 10.2

Execution Version

BOARD REPRESENTATION RIGHTS AGREEMENT

THIS BOARD REPRESENTATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 2, 2019 (the “Effective Date”), is entered into by and among NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), NGL Energy Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “NGL Entities”), EIG Management Company, LLC, a Delaware limited liability company (“EIG Management”), and FS/EIG Advisor, LLC, a Delaware limited liability company (“FS” which, together with EIG Management are referred to herein, collectively, as “EIG”), on its own behalf and on behalf of the Purchasers (as defined below).  Each of the NGL Entities and EIG are herein referred to individually as a “Party” and collectively as the “Parties.”  Except as otherwise provided herein, capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Class D Preferred Unit Purchase Agreement, dated as of July 2, 2019, by and among the purchasers listed on the signature pages thereto (collectively, the “Purchasers”) and the Partnership (the “Purchase Agreement”).

Recitals

WHEREAS, pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Partnership has agreed to issue and sell to the Purchasers Class D Preferred Units (the “Preferred Units”) and warrants that will be exercisable for Common Units representing limited partner interests in the Partnership (the “Warrants”);

WHEREAS, promptly upon receipt of the approval of requisite members of the General Partner as required pursuant to the GP LLC Agreement, the General Partner will execute and deliver that certain Amendment No. 4 (the “Fourth Amendment”) to the Third Amended and Restated Limited Liability Company Agreement of the General Partner (as amended to date, the “GP LLC Agreement”, and as further amended by the Fourth Amendment, the “Amended GP LLC Agreement”), which shall, among other things, provide EIG with the right to designate one (1) director to serve on the board of directors of the General Partner;

WHEREAS, concurrently with the execution and delivery of this Agreement, the General Partner will execute and deliver the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”);

WHEREAS, the General Partner, in its individual capacity and in its capacity as the general partner of the Partnership, has determined it to be in the best interests of Partnership to enter into this Agreement;

WHEREAS, the Purchasers’ investment in the Partnership pursuant to the Purchase Agreement is expected to benefit the Partnership and the General Partner; and

WHEREAS, the Purchasers and EIG will receive valuable consideration as a result of the investment in the Partnership pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Agreement

Section 1.                                           Board Designation Rights.

(a)                                 During the period (the “Designation Period”) beginning on the Effective Date and ending on the date that the Purchasers and their respective Affiliates (as defined in the Partnership Agreement) (collectively, the “EIG Group”) collectively no longer own, in the aggregate, either at least: (i) (A) 50% of the number of Preferred Units issued pursuant to the Purchase Agreement or (B) 50% of the aggregate liquidation preference of any class or series of Class D Parity Securities (as defined in the Partnership Agreement) (the forgoing clauses (A) and (B) collectively, “EIG Preferred Units”), or (ii) Warrants, Warrant Exercise Units and/or Common Units (collectively, “EIG Common Units”) that, in the aggregate, comprise 10% or more of the then-Outstanding (as defined in the Partnership Agreement) Common Units (assuming, for purposes of such calculation, that all such Warrants are validly exercised pursuant to Section 3(b)(i) thereof in exchange for the maximum number of Warrant Exercise Units issuable thereunder at the time of such election), in each case, subject to adjustment for unit split, reverse split and similar transactions applicable to the Preferred Units, any Class D Parity Securities held by the EIG Group or the Common Units, as applicable, EIG shall, in accordance with the terms of this Agreement and in accordance with the Amended GP LLC Agreement, be entitled and have the right (the “Board Designation Right”) to designate up to one (1) natural person to serve on the Board (any such Director designated by EIG, the “EIG Designated Director”) and the General Partner shall take all actions necessary or advisable to effect such a designation as promptly as is practicable; provided, however, that the EIG Designated Director shall, in the good faith and reasonable judgment of the General Partner, (1) have the requisite skill and experience to serve as a director of a public company (it being agreed by the Parties that any employee of a member of the EIG Group having the title of managing director or higher possesses the requisite skill and experience necessary to serve as a director of a public company), (2) not be prohibited from serving as a director pursuant to any rule or regulation of the United States Securities and Exchange Commission (the “Commission”) or any national securities exchange on which the Partnership’s Common Units are then-listed or admitted to trading, and (3) should the EIG Designated Director not be an employee of the EIG Group, such EIG Designated Director shall not be an employee or director of any Competitor (as defined in the Partnership Agreement).  If the General Partner determines in its good faith and reasonable judgment that the EIG Designated Director does not meet one or more of the qualifications set forth in the immediately preceding sentence, the General Partner shall as soon as practicable (and, in any event, within five (5) Business Days of EIG exercising its Board Designation Right) deliver to EIG a written statement (a “Qualification Statement”) specifically describing the circumstances pursuant to which such EIG Designated Director did not meet such qualifications.

The Board Designation Right shall be exercisable by EIG at any time, and from time-to-time, during the Designation Period by delivery to the General Partner of a written notice of such designation signed by EIG (the “Designation Notice”).  If a Qualification Statement in respect of the EIG Designated Director is not delivered to EIG by the General Partner within five (5) Business Days (the “Qualification Deadline”) of the General Partner’s receipt of the applicable Designation Notice, then at 5:00 p.m. Central Time on the Qualification Deadline, the appointment of the EIG Designated Director named in such Designation Notice shall immediately become effective and such EIG Designated Director shall be deemed to be a validly appointed member of the Board without any further action by any Person.

(c)                                  During the Designation Period, the EIG Designated Director may be removed or replaced only (i) by EIG, at any time and for any reason or for no reason, in accordance with the terms of the Amended GP LLC Agreement and (ii) by a majority of the remaining directors voting at a meeting at which the EIG Director shall have the right to attend, for “cause” (as defined below).  Any vacancy occurring by reason of the death, disability, resignation, removal or other cessation of a person serving as the EIG Designated Director shall be filled by EIG in accordance with Section 9.02 of the Amended GP LLC Agreement.  As used herein, “cause” means that the EIG Designated Director (i) is prohibited from serving as a director under any rule or regulation of the Commission or any national securities exchange on which the Partnership’s Common Units are then-listed; (ii) while serving as the EIG Designated Director, is convicted by a court of competent jurisdiction of a felony; (iii) a court of competent jurisdiction has entered, a final, non-appealable judgment finding the EIG Designated Director liable for actual fraud or willful misconduct against the Partnership (including, but not limited to, intentionally or willfully failing to observe the obligation of confidentiality contained in the Confidentiality Agreement (as defined below)); (iv) is determined by the Board, acting as a majority at a meeting at which such EIG Designated Director shall have the right to attend, to have acted intentionally or in bad faith in his or her capacity as the EIG Designated Director in a manner that results in a material detriment to the assets, business or prospects of the General Partner or the Partnership (provided, however, that no exercise of rights by a holder of EIG Preferred Units pursuant to the Partnership Agreement or voting as the EIG Designated Director solely in the interest of the Purchasers, or any effect on the Partnership as a result of the foregoing, shall be deemed to result in a material detriment to the assets, business or property of the Partnership) or (v) is terminated, removed or resigns for any reason from his or her position, if any, with the member of the EIG Group at which the EIG Designated Director is then employed (and is not promptly thereafter employed by another member of the EIG Group); provided, however, that in no event will the participation of an EIG Designated Director in the exercise of rights by any holder of EIG Preferred Units under the Partnership Agreement be deemed “cause”.  While serving as the EIG Designated Director, the EIG Designated Director shall be entitled to attend all meetings of the Board (whether held in person or via electronic means) and to vote on all matters, including any matter on which independent members of the Board are entitled to vote (unless prohibited by the rules and regulations of the Commission or any national securities exchange on which the Partnership’s Common Units are listed or admitted to trading), in each case solely to the extent members of the Board that are similarly situated to the EIG Designated Director are entitled to attend such meetings or vote on such matters.  The EIG Designated Director will receive the same information provided to any other similarly situated member of the Board, at the same time as such information is provided to such other member of the Board, as well as being provided with reasonable access to management of the General Partner, and shall be entitled to receive customary reimbursement of fees and expenses incurred in connection with his or her service as a member of the Board and/or any committee thereof consistent with the General Partner’s policies applicable to directors (including independent directors).

(d)                                 EIG agrees, upon the Partnership’s request, to timely provide the Partnership with accurate and complete information relating to the EIG Designated Director as may be required to be disclosed by the Partnership under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided that any such disclosure shall be made available to EIG for its review and comment prior to any disclosure by the Partnership related to the EIG Designated Director, and the Partnership shall give good faith consideration to incorporating comments provided by EIG with respect thereto.

(e)                                  The initial EIG Designated Director shall be Brian Boland.

Section 2.                                           Information Rights. During the Designation Period, the NGL Entities shall promptly provide to the EIG Designated Director, subject to appropriate provisions for withholdings or redacting information that the NGL Entities confirms in writing (email will suffice) to the EIG Designated Director is necessary to maintain privilege or comply with confidentiality obligations to third parties and solely to the extent members of the Board that are similarly situated to the EIG Designated Director are entitled to receive, notice of, and copies of all relevant documents and materials related to, (a) any and all claims, notices of noncompliance, violations or proceedings arising under or based upon any Environmental Law (hereinafter, “Claims”) including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) and all Claims by any third party seeking damages, indemnification, compensation or injunctive relief regarding the presence, release or threatened release of Hazardous Materials, or (b) any incident occurring in the course of business of the Partnership or any of its Subsidiaries that has caused serious injury, loss of life, material damage to property or material pollution or damage to the environment, in each case that is, or is reasonably expected to be, individually or in the aggregate, material to the operation of the Partnership’s or any if its Subsidiaries’ respective businesses in the good faith and reasonable judgment of the NGL Entities.

Section 3.                                           Additional Covenants

During the Designation Period, none of the NGL Entities shall (i) take any action, directly or indirectly, to effect, or in furtherance of, (a) any amendment or change to the Amended GP LLC Agreement or the Certificate of Formation of the General Partner that adversely impacts the rights of EIG under this Agreement or the Amended GP LLC Agreement (including the right to designate the EIG Designated Director to the Board pursuant to Section 1(a) of this Agreement) or (b) removal of the EIG Designated Director except as directed by EIG or otherwise expressly contemplated by this Agreement (including, but not limited to, any removal for “cause”) or the Amended GP LLC Agreement, or (ii) act in a manner inconsistent with the rights of the EIG Group under the terms of this Agreement or the Amended GP LLC Agreement.

Section 4.                                           Limitation of Liability; Indemnification; Business Opportunities.

(a)                                 At all times while the EIG Designated Director is serving as a member of the Board, and following such EIG Designated Director’s death, resignation, removal or other cessation as a director in such former EIG Designated Director’s capacity as a former director, the EIG Designated Director shall be entitled to (i) the same modification and restriction of traditional fiduciary duties, (ii) the same safe harbors for resolving conflicts of interest transactions and (iii) all rights to indemnification and exculpation, in each case, as are made available to any other member of the Board (including independent members) as at the date hereof, together with any and all incremental rights added to any of (i), (ii) or (iii) above as are subsequently made available to any other members of the Board (including independent members) in their capacity as Board members.  For the avoidance of doubt, each EIG Designated Director shall constitute an “Indemnitee,” as such term is defined under the Partnership Agreement and an “Indemnitee,” as such term is defined under the Amended GP LLC Agreement.

(b)                                 At all times while the EIG Designated Director is serving as a member of the Board, such EIG Designated Director and each member of the EIG Group may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the NGL Entities, and the NGL Entities, the Board and their respective Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the NGL Entities, shall not be deemed wrongful or improper.  None of the EIG Designated Director or any member of the EIG Group shall be obligated to present any investment opportunity to the NGL Entities even if such opportunity is of a character that the NGL Entities or any of their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and the EIG Designated Director and each member of the EIG Group shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity.  Notwithstanding the foregoing, the EIG Designated Director shall be subject to, and comply with, the requirement to maintain confidential information pursuant to the Confidentiality Agreement.

(c)                                  The NGL Entities shall purchase and maintain (or reimburse the EIG Designated Director for the cost of) insurance (“D&O Insurance”), on behalf of any EIG Designated Director, against any liability that may be asserted against, or expense that may be incurred by, such EIG Designated Director in connection with the NGL Entities’ activities or such EIG Designated Director’s activities on behalf of the NGL Entities, regardless of whether the NGL Entities would have the power to indemnify such EIG Designated Director against such liability under the provisions of the Partnership Agreement (as it may be amended from time to time) or the Amended GP LLC Agreement (as it may be amended from time to time).  Such D&O Insurance shall provide coverage commensurate with that of an independent member of the Board as of the date hereof.

Section 5.                                           Miscellaneous.

(a)                                 Confidentiality.  The EIG Designated Director shall agree to maintain the confidentiality of all Confidential Information (as such term is defined in the terms of the confidentiality agreement attached hereto as Annex A (the “Confidentially Agreement”)) and to enter into, comply with, and be bound by, in all respects, the terms and conditions of the Confidentiality Agreement.

(b)                                 Effect of Complete Transfer.  The terms and provisions of this Agreement shall not be effective or binding upon EIG as of the end of the Designation Period and, as of such time, the rights of EIG under this Agreement shall terminate and cease (other than any rights of the EIG Designated Director to seek indemnification pursuant to Section 4(a) of this Agreement, the Amended GP LLC Agreement and/or the Partnership Agreement).

(c)                                  Entire Agreement.  This Agreement, the Purchase Agreement, the Partnership Agreement, the Amended GP LLC Agreement and the other agreements and documents referred to herein and therein are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or in the Purchase Agreement, the Warrants, the Partnership Agreement or the Amended GP LLC Agreement with respect to the rights granted by NGL Entities or any of their Affiliates, the Purchasers or EIG set forth herein.  This Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(d)                                 Notices.  All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 8.05 of the Purchase Agreement.

(e)                                  Interpretation.  Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.  Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement.  If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(f)                                   Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws.  Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(g)                                  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(h)                                 No Waiver; Modifications in Writing.

(i)                                     Delay.  No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii)                                  Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.  Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(i)                                     Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(j)                                    Transfer of Board Rights; Assignment; Binding Effect.  The option and right to appoint the EIG Designated Director granted to EIG by the General Partner under Section 1 of this Agreement, may be transferred or assigned by EIG to another member of the EIG Group; provided, however, that (i) the General Partner is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and (ii) each such transferee or assignee assumes in writing responsibility for the obligations of EIG under this Agreement.  Subject in all respects to the immediately preceding sentence, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties.

(k)                                 Independent Counsel.  Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation.  Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(l)                                     Specific Enforcement.  Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond.  Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(m)                             No Recourse.

(i)                                     All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement, may be made only against (and are expressly limited to) the Parties.  No Person other than a Party, including no member, partner, stockholder, unitholder, Affiliate (as defined in the Partnership Agreement for all purposes under this Section 5(m) of this Agreement) or representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each of the Parties hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.

(ii)                                  Without limiting the foregoing, to the maximum extent permitted by law, (A) each of the Parties hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (B) each of the Parties disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

(n)                                 Further Assurances.  Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

(o)                                 Conflicts.  In the event of any conflict between the provisions of this Agreement and the Amended GP LLC Agreement, the provisions of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

NGL ENERGY HOLDINGS LLC

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Chief Executive Officer

NGL ENERGY PARTNERS LP

By:	NGL ENERGY HOLDINGS LLC,
its general partner

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Chief Executive Officer

Signature Page to Board Representation Rights Agreement

EIG MANAGEMENT COMPANY, LLC
FS/EIG ADVISOR, LLC
on their own behalf and on behalf of the Purchasers

EIG Management Company, LLC

By:	/s/ Brian P. Boland
Name:	Brian P. Boland
Title:	Managing Director

By:	/s/ Kathleen P. Turner
Name:	Kathleen P. Turner
Title:	Associate Counsel

FS/EIG Advisor, LLC

By:	/s/ Brian P. Boland
Name:	Brian P. Boland
Title:	Authorized Person

By:	/s/ Kathleen P. Turner
Name:	Kathleen P. Turner
Title:	Authorized Person

Signature Page to Board Representation Rights Agreement

ANNEX A

FORM OF CONFIDENTIALITY AGREEMENT

                   , 20

NGL Energy Partners LP

NGL Energy Holdings LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attn:

Dear Ladies and Gentlemen:

Pursuant to Section 5(a) of that certain Board Representation Rights Agreement (the “Board Rights Agreement”), dated as of July 2, 2019, by and among NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), NGL Energy Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “NGL Entities”), EIG Management Company, LLC, a Delaware limited liability company (“EIG Management”), and FS/EIG Advisor, LLC, a Delaware limited liability company (“FS” which, together with EIG Management are referred to herein, collectively, as “EIG”), EIG has exercised its right to appoint the undersigned as its representative (the “EIG Designated Director”) to the board of directors of the General Partner (the “Board”), although the individual serving as the EIG Designated Director may be changed from time to pursuant to the terms of the Board Rights Agreement and upon such other individual signing a confidentiality agreement in substantially the form hereof.  The EIG Designated Director acknowledges that at the meetings of the Board and at other times the EIG Designated Director may be provided with and otherwise have access to non-public information concerning the NGL Entities and their Affiliates.  Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed therefor in the Board Rights Agreement.  In consideration for and as a condition to the NGL Entities furnishing access to such information, the EIG Designated Director hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):

1.             As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the General Partner, the Partnership or the Partnership’s Subsidiaries that may hereafter be disclosed to the EIG Designated Director by the NGL Entities, their Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the NGL Entities, including, without limitation, all notices, minutes, consents, materials, ideas or other information (to the extent constituting information concerning the General Partner, the Partnership or the Partnership’s Subsidiaries that is non-public financial or other non-public information) provided to the EIG Designated Director.

2.             Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, the EIG Designated Director shall keep such Confidential Information strictly confidential; provided, that the EIG Designated Director may, upon request from a Purchaser or another member of the EIG Group, share Confidential Information with such Purchaser or member of the EIG Group so long as such individuals or entities agree to comply with, and be bound by, in all respects, the terms of this Agreement.  For the avoidance of doubt, the recipient of such Confidential Information from the EIG Designated Director may further provide such Confidential Information to (i) any other Purchaser, (ii) any other member of the EIG Group and (iii) any legal counsel, consultant, accountant or financial advisor that has been engaged by such recipient to discuss such matters or Confidential Information; provided, that any such recipient in clause (i), (ii) or (iii) above agrees and acknowledges in a writing between such person and EIG to be bound by the terms of this Agreement or is subject to confidentiality restrictions enforceable by EIG that are no less stringent than those set forth in this Agreement prior to the date of such disclosure.  The EIG Designated Director may not record the proceedings of any meeting of the Board by means of an electronic recording device.  Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall be applicable to a Purchaser or any other member of the EIG Group except to the extent, if any, that such Purchaser or member of the EIG Group has been provided access to Confidential Information from the EIG Designated Director. Furthermore, the NGL Entities acknowledge that the EIG Designated Director may serve as a director or officer of members of the EIG Group and no such member of the EIG Group will be deemed to have received Confidential Information solely due to the dual role of the EIG Designated Director.

3.             The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the EIG Designated Director in violation of this Agreement or (b) in violation of a confidentiality obligation to the NGL Entities known to the EIG Designated Director, (ii) is or becomes available to the EIG Designated Director on a non-confidential basis from a source not known to have an obligation of confidentiality to the NGL Entities, (iii) was already known to the EIG Designated Director at the time of disclosure, (iv) is disclosed to any Purchaser or any other member of the EIG Group by the NGL Entities, their Affiliates or a Representative of the NGL Entities or (v) is independently developed by the EIG Designated Director without reference to any Confidential Information disclosed to the EIG Designated Director.

4.             In the event that the EIG Designated Director is legally required or compelled to disclose the Confidential Information, the EIG Designated Director shall use reasonable best efforts, to the extent permitted and practicable, to provide the NGL Entities with prompt prior written notice of such requirement so that the NGL Entities may seek, at the NGL Entities’ sole expense and cost, an appropriate protective order.  If in the absence of a protective order, the EIG Designated Director is nonetheless legally required or compelled to disclose Confidential Information, the EIG Designated Director may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled to disclose.

5.             All Confidential Information disclosed by the NGL Entities or their Representatives to the EIG Designated Director is and will remain the property of the NGL Entities, so long as such information remains Confidential Information.

6.             It is understood and acknowledged that neither the NGL Entities nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7.             It is further understood and agreed that money damages may not be a sufficient remedy for any breach of this Agreement by the EIG Designated Director and that the NGL Entities shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the NGL Entities at law.

8.             This Agreement is personal to the EIG Designated Director, is not assignable by the EIG Designated Director and may be modified or waived only in writing.  This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9.             If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby.  No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10.          This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws.  Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

11.          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES

TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.          This Agreement and all obligations herein will automatically expire one (1) year from the date the EIG Designated Director ceases to act as the EIG Designated Director.

13.          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement.  Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

Very truly yours,

[ ]

Agreed to and Accepted, effective as of the
            day of              , 20     :

[NAME OF EIG DESIGNATED DIRECTOR]